Exhibit 107

Calculation of Filing Fee Tables

       F-1

(Form Type)

BloomZ Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

		Fee		Proposed	Proposed
		Calculation		Maximum	Maximum
	Security	or Carry		Offering	Aggregate		Amount of
Security	Class	Forward	Amount	Price Per	Offering		Registration
Type	Title	Rule	Registered(1)	Unit(2)	Price	Fee Rate	Fee
Equity	Ordinary Shares, par value $0.00000002 per share	Rule 457(a)	8,244,800	$0.90	$7,420,320	0.0001476	$1,095.24
Total Offering Amounts					$7,420,320		$1,095.24
Total Fees Previously Paid							$0
Total Fee Offset							$0
Net Fee Due							$1,095.24

(1)	This Registration Statement covers the resale by the Selling Shareholders of up to 8,244,800 Ordinary Shares previously issued to the Selling Shareholders as named in the Registration Statement. In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.
(2)	Based on the closing price of the Ordinary Share as of September 24, 2024.